UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ODR 2022 Securitization Facility

On June 27, 2024, OnDeck Receivables 2022, LLC (“ODR 2022”), a wholly-owned indirect subsidiary of Enova International, Inc. (the “Company”), amended its existing revolving receivables facility (the “ODR 2022 Securitization Facility”) by entering into that certain Omnibus Amendment - Amendment No. 2 to Credit Agreement, Amendment to Backup Servicing Agreement and Reaffirmation of Performance Guaranty (the “Omnibus Amendment”) with the lenders party thereto from time to time, BMO Capital Markets Corp., as administrative agent and collateral agent, ODK Capital, LLC, as servicer, Vervent Inc., as backup servicer, and the Company, as performance guarantor.

The following table summarizes certain key terms of the amended ODR 2022 Securitization Facility:

	Class A Revolving Loans	Class B Revolving Loans	Total Facility
Commitment Amount	$338,000,000	$82,000,000	$420,000,000
Borrowing Rate	CP Rate + 2.60%	SOFR + 7.50%	CP/SOFR + 3.55%
Borrowing Base Advance Rate	72.5%	90.0%	90.0%
Revolving Period End Date	June 2026	June 2026	June 2026
Maturity Date	June 2027	June 2027	June 2027

The foregoing description of the Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, as amended by the Omnibus Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova International, Inc.

Date:	June 27, 2024	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel & Secretary